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                                                                         EX-10.5


                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


                 This Amendment to Employment Agreement (this "Amendment") is entered into as of March 14, 1997, between SRS Labs, Inc., a Delaware corporation (the "Company"), and Arnold Klayman, an individual (the "Employee").


                                    RECITALS

                 A. The Company and the Employee entered into a certain Employment Agreement dated as of July 1, 1996 (the "Agreement").

                 B. The Company and the Employee now desire to amend the Agreement to (i) increase the Employee's Initial Base Salary under Section
3.1.1. of the Agreement and (ii) extend the term of the Agreement under Section 2 of the Agreement.


                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the provisions set forth in this Amendment, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                 1. Capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement unless otherwise defined herein.

                 2. Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

                          "2.   Term.  The initial term of this Agreement shall
                 commence as of May 1, 1996 and shall continue in effect until December 31, 1999. On December 31, 1999, and on the 31st day of December of each year thereafter (unless this Agreement shall have been previously terminated), the term of this Agreement shall be automatically extended for an additional term of one year unless either party shall provide the other with at least 30-days written notice prior to such December 31st of the party's intent to terminate this Agreement. In the event that the Company shall provide written notice of termination to the Employee, the Employee will be entitled to the severance benefits set forth in Section 4.3 herein. Upon the payment of such severance benefits, the Company shall be relieved from any liability for the unexpired term of this Agreement."





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                 3.       Section 3.1.1 of the Agreement is hereby amended and
restated in its entirety to read as follows:

                          "3.1.1.   Initial Base Salary.  The initial Base
                 Salary to be paid to the Employee hereunder is $90,000 per year for the Company's 1996 fiscal year. The Base Salary to be paid to the Employee hereunder during the Company's 1997 fiscal year shall be $95,000 from January 1, 1997 to March 31, 1997 and $110,000 from April 1, 1997 to December 31, 1997. In addition, during the Company 1998 and 1999 fiscal years, the Base Salary to be paid to the Employee shall be $120,000 and $130,000 per year, respectively."

                 4. This Amendment shall be deemed to be an amendment to the Agreement, and the Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Agreement as amended hereby.

                 5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Amendment.

                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



COMPANY:
                                       SRS LABS, INC., a Delaware corporation



                                       By:  /s/ STEPHEN V. SEDMAK
                                          -------------------------------------
                                          Stephen V. Sedmak
                                          President and Chief Operating Officer



EMPLOYEE:
                                          /s/ ARNOLD KLAYMAN
                                          -------------------------------------
                                              Arnold Klayman